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Exhibit 3I

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    DVL, INC.

                  The undersigned corporation, DVL, Inc., a Delaware corporation (the "Corporation"), in order to amend its Certificate of Incorporation, hereby certifies as follows:

                  FIRST: The name of the Corporation is DVL, Inc.

                  SECOND: The Corporation hereby amends its Certificate of Incorporation as follows:

                  Article FOURTH of the Certificate of Incorporation of DVL, Inc. is hereby deleted and replaced in its entirety to read as follows:

                           "FOURTH: The total number of shares of capital stock
            which the Corporation shall have the authority to issue is Ninety-Five Million and One Hundred (95,000,100) shares, of which Ninety Million (90,000,000) shares shall be Common Stock, par value $.01 per share (the "Common Stock"), One Hundred (100) shares shall be Class A Preferred Stock, par value $10.00 per share (the "Class A Preferred Stock"), and Five Million (5,000,000) shares shall be undesignated Preferred Stock, par value $.01 per share (the "Preferred Stock").

                           A. Provisions Relating to the Common Stock.

                           (i) Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation, if any, out of funds legally available therefor.

                           (ii) Liquidation Rights. Subject to the preferential liquidation rights of the holders of the shares of the Class A Preferred Stock and the Preferred Stock described in subparagraphs B and C below, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

                           (iii) Voting Rights. The holders of the shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting as a class separate from the holders of the shares of Class A Preferred Stock and from the holders of the Preferred Stock.

                           B. Provisions Relating to the Class A Preferred
         Stock.

                           (i) Designation and Amount. The distinctive designation of this class of preferred stock is "Class A Preferred Stock" and the number of shares constituting such class shall be One Hundred (100).


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                           (ii) Rank. The Class A Preferred Stock shall, with
         respect to dividend rights and rights on liquidation, winding up and dissolution, rank junior to all Senior Securities and senior to all Junior Securities, all as more fully set forth herein. For the purposes of this Article FOURTH, "Senior Securities" shall mean all classes and series of stock of the Corporation hereafter authorized, issued or outstanding, other than Junior Securities. For the purposes of this Article FOURTH, "Junior Securities" shall mean the Common Stock of the Corporation, par value $.01 per share, any other class or series of the Corporation's common equity, and such other classes or series of stock of the Corporation as shall be designated as junior to the Class A Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution by the Board of Directors of the Corporation or by amendment of the Certificate of Incorporation of the Corporation, duly adopted by the Corporation and its stockholders as provided pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

                           (iii) Dividends. The holders of the shares of Class A Preferred Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation, if any, out of funds legally available therefor.

                           (iv) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to any distribution of any of the assets of the Corporation, an amount in cash equal to $10.00 for each share outstanding (the "Class A Liquidation Preference"). If the assets of the Corporation are not sufficient to pay in full the Class A Liquidation Preference payable to the holders of outstanding shares of Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the Class A Liquidation Preference to which the holders of outstanding shares of Class A Preferred Stock are entitled were paid in full. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class A Preferred Stock shall have been paid in full their Class A Liquidation Preference, the remaining assets of the Corporation may be distributed to the holders of shares of Common Stock and Preferred Stock, and the holders of shares of Class A Preferred Stock shall not be entitled to share therein. For the purposes of this Article FOURTH, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the property or assets of the Corporation nor the merger or consolidation of the Corporation with one or more corporations nor the reduction of the capital stock of the Corporation shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Class A Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

                           (v) Voting Rights.


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                           (a) Special Purpose Director. The holders of shares
         of Class A Preferred Stock shall be entitled to nominate and elect one director (the "Special Purpose Director") to the Board of Directors of the Corporation by a vote of a majority of the then outstanding shares of Class A Preferred Stock voting as one class at a meeting of such holders or by written consent of the holders of a majority of such shares then outstanding, provided, however, that such Special Purpose Director, in accordance with Section 141(d) of the DGCL, shall have no right to vote on matters presented for a vote at meetings of the Board of Directors of the Corporation other than with respect to matters relating to (i) the filing by the Corporation of a petition in bankruptcy pursuant to Title 11 of the United States Code and (ii) in connection with the insolvency of the Corporation, the dissolution or liquidation of the Corporation or the making of a compromise or arrangement under applicable state law between the Corporation and its creditors who hold a substantial portion of the Corporation's indebtedness (collectively, the "Bankruptcy Matters"). As to any Bankruptcy Matter, only the unanimous vote of the fully constituted Board of Directors of the Corporation (including, without limitation, the Special Purpose Director) will be required to constitute an act of the Board of Directors of the Corporation.

                           (b) Board Observation Rights. For so long as there shall be a Special Purpose Director, and notwithstanding the limitation upon the voting rights of the Special Purpose Director contained herein:

                           (1) The Corporation shall give to the Special Purpose
                  Director notice of each meeting of the Board of Directors of the Corporation at the same time and in the same manner as notice is given to the other directors;

                           (2) The Special Purpose Director shall be entitled to
                  attend in person all meetings held in person and to participate in telephone or other meetings of the Board of Directors of the Corporation;

                           (3) The Corporation shall provide to the Special
                  Purpose Director in connection with each meeting of the Board of Directors (whether in person or otherwise), copies of all notices, minutes, consents, and all other materials or information that the Corporation provides to the other directors of the Corporation with respect to such meeting or otherwise, at the same time such materials and information are given to the other directors of the Corporation (except that materials and information provided to other directors at meetings of the Board of Directors of the Corporation at which the Special Purpose Director is not present shall be provided to him or her promptly after the meetings);

                           (4) If the Board of Directors proposes to take any
                  action by written consent in lieu of a meeting, the Corporation shall give written notice thereof to the Special Purpose Director prior to the effective date of such consent describing in reasonable detail the nature and substance of such action; and

                           (5) Except as otherwise provided herein, the Special
                  Purpose Director shall otherwise enjoy all rights, privileges and benefits conferred upon directors of the Corporation by the Certificate of Incorporation, the By-Laws of the Corporation or by law, including, without limitation, with respect to indemnification and advancement of expenses.

                           (c) Removal and Vacancy. The Special Purpose Director may be removed without cause only by the holders of the then outstanding shares of Class A Preferred Stock. Any vacancy in the position of Special Purpose Director shall be filled only by the holders of the then outstanding shares of Class A Preferred Stock. The Special Purpose Director shall be paid $100 per year by the Corporation for his services.


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                           (d) No Additional Voting Rights. Except as otherwise
         expressly provided herein or as required by law, holders of shares of Class A Preferred Stock shall not have any voting rights.

                           (e) Amendments Affecting Class A Preferred Stock. So long as any shares of Class A Preferred Stock are outstanding, the written consent or the affirmative vote at a meeting called for that purpose of the holders of a majority of the votes of the shares of Class A Preferred Stock then outstanding, voting separately as a class, shall be necessary to validate or effectuate any amendment, alteration or repeal of the Certificate of Incorporation of the Corporation so as to affect adversely the powers, preferences or special rights of such Class A Preferred Stock.

                  (vi) Redemption by Corporation.

                           (a) The Corporation shall have the right, commencing
            on the date that is three years following the date that the Corporation's obligations to NPM Capital LLC and its affiliates are satisfied in full, to redeem out of funds legally available therefor all or any part of the shares of Class A Preferred Stock at its election expressed by resolution of the Board of Directors of the Corporation, upon not less than thirty (30) days' prior notice to the holders of record of the Class A Preferred Stock to be redeemed, given by mail, at the Redemption Price (as hereinafter defined) on the Redemption Date (as hereinafter defined).

                           (b) The "Redemption Date" shall be the date fixed for
            redemption in the notice of redemption.

                           (c) The price at which outstanding shares of Class A
            Preferred Stock shall be redeemed pursuant to subsection (vi)(a) shall be $10.00 per share (the "Redemption Price").

                           (d) If less than all outstanding Class A Preferred
            Stock is to be redeemed, the redemption may be made either pro rata or by lot or in some other equitable manner as may be prescribed by resolution of the Board of Directors.

                           (e) Any notice of redemption mailed to a holder of
            Class A Preferred Stock at his or her address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state: the Redemption Date; the number of shares of Class A Preferred Stock to be redeemed and, if less than all shares of Class A Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from him or her and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder; the Redemption Price applicable to the shares to be redeemed; and the place or places where such shares are to be surrendered. No defect in any such notice to any holder of Class A Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Class A Preferred Stock.

                           (f) From and after the Redemption Date, all rights of the holders of shares of Class A Preferred Stock as stockholders of the Corporation, except the right to receive the Redemption Price, shall terminate. Any moneys set aside by the Corporation on account of the Redemption Price and unclaimed by the end of three years from the Redemption Date shall revert to the general funds of the Corporation.

                           (g) Any shares of Class A Preferred Stock redeemed pursuant to the provisions of this subsection (vi) shall be retired and given the status of authorized and unissued preferred stock, undesignated as to series, and subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors of the Corporation.


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                           (h) No shares of Class A Preferred Stock shall be
         redeemed in whole or in part under this subsection (vi): (1) at any time that such redemption is prohibited by the DGCL;(2) at any time that the terms and provisions of any contract or other agreement of the Corporation or any of its directly or indirectly owned subsidiaries specifically prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder; (3) unless, prior to or concurrently with such redemption, all unpaid dividends on all Senior Securities for periods preceding or ending on the Redemption Date have been paid in full or have been declared and set aside for payment in full; or (4) at any time that the Corporation shall be in default in respect of any redemption obligations on or under Senior Securities.

                           (vii) No Conversion Rights. The holders of shares of
              Class A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any other interest in, the Corporation.

                           (viii) No Sinking Fund. No sinking fund shall be
              established for the payment of dividends on shares of Class A Preferred Stock, if any, or the liquidation of shares of Class A Preferred Stock.

                           (ix) No Preemptive or Subscription Rights. No holder
              of shares of Class A Preferred Stock shall have any preemptive or subscription rights in respect of any securities of the Corporation that may be issued.

                           (x) No Other Rights. The shares of Class A Preferred
              Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as expressly set forth in this Article FOURTH of the Certificate of Incorporation of the Corporation or as otherwise required by law.

                           (xi) Legend. All certificates for shares of Class A
              Preferred Stock issued by the Corporation shall conspicuously bear the following legend:

                  "The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation of the Corporation, containing the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, upon written request to the Corporation at its principal place of business."

                           C. Provisions Relating to the Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series (in each case subject to the rights of the holders of the Common Stock and Series A Preferred Stock set forth above). The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

            (i) The designation of such series, which may be by distinguishing number or letter;


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            (ii) The number of shares initially constituting such series;

                  (iii) The increase, and the decrease to a number not less than the number of the then outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

            (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

            (v) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

            (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

                  (vii) Whether or not the shares of such series shall have
            voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

            (viii) Whether or not a sinking or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

            (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security of the Corporation or any other entity and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or price; and

                           (x) Any other relative rights, preferences and limitations."

                                       ***



                  Article SIXTH of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety to read as follows:

                "SIXTH: Directors and By-Laws. In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation, provided that any By-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon."


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                                       ***

            Article ELEVENTH of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety to read as follows:

                  "ELEVENTH: Limitation on Transfer of Shares. Except as expressly provided below in this Article ELEVENTH, shares of capital stock of the Corporation are fully and freely transferable.

                  A. Certain Transfers Prohibited.

                           (i) Until September 30, 2009 (the "Restriction Period"), no individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (each a "Person"), who (i) purports to purchase or acquire any shares of capital stock of the Corporation from the Corporation by the exercise of a warrant or option or otherwise or (ii) beneficially owns directly or through attribution (as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code")) five percent or more of the value of the outstanding shares of capital stock of the Corporation or who, upon the acquisition of any shares of capital stock of the Corporation, would beneficially own directly or through attribution (as determined under Code Section 382) five percent or more of the value of the outstanding shares of capital stock of the Corporation (each such Person described in (i) or (ii) above being a "Restricted Holder"), shall sell, transfer, or dispose, or purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (any such sale, transfer, disposition, purchase, acquisition or contract being a "Transfer"), any shares of capital stock of the Corporation or any option, warrant or other right to purchase or acquire capital stock of the corporation (such warrant, option or security being an "Option") or any securities convertible into or exchangeable for capital stock of the Corporation, except as authorized pursuant to this Article ELEVENTH. For purposes of this Article ELEVENTH, "capital stock" shall include the Common Stock, the Class A Preferred Stock and the Preferred Stock of the Corporation and any Option. Notwithstanding the preceding sentence, for purposes of determining whether a Person owns five percent or more of the value of the outstanding shares of capital stock of the Corporation, Options shall be taken into account to the extent taking such Options into account would cause a Person to become a Restricted Holder. Notwithstanding the provisions of this clause (i), nothing herein shall prohibit the acquisition by NPM Capital LLC, a Delaware limited liability company, and its affiliates, including NPO Holdings LLC, a Delaware limited liability company, of 1,000,000 shares of the Corporation's Common Stock pursuant to the terms of that certain Stock Purchase Agreement dated as of March 27, 1996 between the Corporation and NPO Holdings LLC.

                           (ii) The restrictions contained in this Article ELEVENTH are for the purpose of reducing the risk that any change in stock ownership may jeopardize the preservation of the Corporation's federal income tax attributes. In connection therewith, and to provide for the effective policing of these provisions, a Restricted Holder who proposes to Transfer shares of capital stock shall, prior to the date of the proposed Transfer, request in writing (a "Request") that the Board of Directors of the Corporation review the proposed Transfer and authorize or not authorize the proposed Transfer pursuant to subsection C hereof. A Request a shall be mailed or delivered to the President of the Corporation at the Corporation's principal place of business or telecopied to the Corporation's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Corporation. A Request shall include (a) the name, address and telephone number of the Restricted Holder, (b) a description of the shares of capital stock proposed to be Transferred by or to the Restricted


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         Holder, (c) the date on which the proposed Transfer is expected to take place, (d) the name of the proposed transferor and transferee of the capital stock to be transferred by or to the Restricted Holder, and (e) a Request that the Board of Directors authorize, if appropriate, the Transfer pursuant to subsection C hereof and inform the Restricted Holder of its determination regarding the proposed Transfer. If the Restricted Holder seeks to sell or dispose of shares of capital stock, then, within five business days of receipt by the President of a Request, a meeting of the Board of Directors shall be held to determine whether to authorize the proposed Transfer described in the Request under subsection C hereof. If the Restricted Holder seeks to purchase or acquire shares of capital stock, at the next regularly scheduled meeting of the Board of Directors following the fifth business day after receipt by the President of a Request, the Board of Directors will meet to determine whether to authorize the proposed Transfer described in the Request under subsection C hereof. The Board of Directors shall conclusively determine whether to authorize the proposed Transfer, in its sole discretion and judgment, and shall immediately cause the Restricted Holder making the Request to be informed of such determination.

                  B. Effect of Unauthorized Transfer. Any Transfer attempted to be made in violation of this Article ELEVENTH will be null and void. In the event of an attempted or purported Transfer involving a sale or disposition of capital stock in violation of this Article ELEVENTH the Restricted Holder shall remain the owner of such shares. In the event of an attempted or purported Transfer involving the purchase or acquisition by a Restricted Holder in violation of this Article ELEVENTH, the Corporation shall be deemed to be the exclusive and irrevocable agent for the transferor of such capital stock. The Corporation shall be such agent for the limited purpose of consummating a sale of such shares to a Person who is not a Restricted Holder (an "eligible transferee"), which may include, without limitation, the transferor. The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by the Corporation or its assignee, as agent, to an eligible transferee. The Corporation shall be entitled to assign its agency hereunder to any person or entity including, but not limited to, the intended transferee of the shares, for the purpose of effecting a permitted sale of such shares. Neither the Corporation, as agent, nor any assignee of its agency hereunder, shall be deemed to be a stockholder of the Corporation nor be entitled to any rights of a stockholder of the Corporation, including, but not limited to, any right to vote such capital stock or to receive dividends or liquidating distributions in respect thereof, if any, but the Corporation or its assignee shall only have the right to sell and transfer such shares on behalf of and as agent for the transferor to another person or entity; provided, however, that a Transfer to such other person or entity does not violate the provisions of this Article ELEVENTH. The rights to vote and to receive dividends and liquidating distributions with respect to such shares shall remain with the transferor. The intended transferee shall not be entitled to any rights of stockholders of the Corporation, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to such shares. In the event of a permitted sale and transfer, whether by the Corporation or its assignee, as agent, the proceeds to such sale shall be applied first to reimburse the Corporation or its assignee for any expenses incurred by the Corporation acting in its role as the agent for the sale of such shares, second to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the reminder, if any, to the original transferor.

                  C. Authorization of Transfer of Capital Stock by a Restricted Holder. The Board of Directors shall authorize a Transfer by a Restricted Holder or to a Restricted Holder, if, in its sole discretion and judgment, it determines that the Transfer will not jeopardize the Corporation's preservation of its federal income tax attributes pursuant to Code Section 382. In deciding whether to approve any proposed Transfer of capital stock by or to a Restricted Holder, the Board of Directors may seek the advice of counsel with respect to the Corporation's preservation of its federal income tax attributes pursuant to Code Section 382 and may request all relevant information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder. Any Person who makes a Request of the Board of Directors pursuant to this subsection C to Transfer shares of capital stock shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of capital stock, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize that proposed Transfer.

                  D. Legend on Certificates. All certificates for shares of capital stock issued by the Corporation shall conspicuously bear the following legend:

            "Each of the Certificate of Incorporation (the "Certificate") and the By-laws (the "By- laws") of the Corporation contains restrictions prohibiting the sale, transfer, disposition, purchase or acquisition of any capital stock until September 30, 2009, without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), by or to any holder (a) who beneficially owns directly or through attribution (as generally determined under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code")) five percent or more of the value of the then issued and outstanding shares of capital stock of the Corporation or (b) who, upon the sale, transfer, disposition, purchase or acquisition of any capital stock of the Corporation would beneficially own directly or through attribution (as generally determined under Section 382 of the Code) five percent or more of the value of the then issued and outstanding capital stock of the Corporation, it that sale, transfer, disposition, purchase or acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its federal income tax attributes pursuant to Section 382 of the Code. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate and/or By- laws, containing the above-referenced restrictions on transfer of stock, upon written request to the Corporation at its principal place of business."

            A new Article TWELTH is hereby added to the Certificate of Incorporation of the Corporation to read as follows:

                  "TWELTH: Indemnification. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable statutory or decisional laws as currently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person or adopt provisions or policies pursuant to the By-laws of the Corporation or otherwise which provide for indemnification greater or different than that provided in this Article TWELTH. Any amendment or repeal of this Article TWELTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal."

            A new Article THIRTEENTH is hereby added to the Certificate of Incorporation of the Corporation to read as follows:

                  "THIRTEENTH: Limited Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article THIRTEENTH shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal."

            THIRD: The amendments set forth herein were duly adopted pursuant to Sections 222 and 242 of the Delaware General Corporation Law.


               IN WITNESS WHEREOF, the undersigned has executed this certificate this 7th day of February, 2000.

               DVL, INC.

               /s/ Jay Thailer
               ----------------------------------------
               Jay Thailer, Secretary